Exhibit 99.1

Pro Forma Financial Projections.

1.	Responsibility For and Purpose of the Projections.

The consolidated financial projections (the “Projections”) for GSI Group Inc. (“Holdings”) and its subsidiaries (collectively, the “Company”), attached hereto as Exhibit “A”, include the expected financial results of GSI Group Inc., GSI Group Corporation and MES International Inc. (the “Debtors”), as well as the expected results of Holdings’ wholly-owned subsidiaries which are not Debtors and are not involved in the cases commenced under chapter 11 of the Bankruptcy Code (“Chapter 11”) pending before the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court’) with respect to each of the Debtors (the “Chapter 11 Cases”) (collectively, the “Reorganized Company”). The Projections were prepared by the Debtors in good faith using assumptions believed to be reasonable. A significant number of assumptions about the operations of the business after emergence from bankruptcy were based, in part, on economic, competitive, and general business conditions prevailing at the time the Projections were developed. Further, and notwithstanding the uncertainty inherent in bankruptcy, these projections do not contemplate any negative impact on the business arising from the Second Modified Joint Chapter 11 Plan of Reorganization for the Debtors (as it may be amended, supplemented or otherwise modified from time to time, and the exhibits and schedules thereto, the “Modified Plan”). Any future changes in these conditions, including a delay in the consummation of the Modified Plan, may materially impact the ability of the Reorganized Company to achieve the financial results set forth in the Projections. In addition, the Projections have been prepared on the basis that a debt restructuring will occur and the current principal debt balance of $210.0 million owed on the 11% Senior Subordinated Notes due 2013 (the “Senior Notes”) and the $20 million owed on that certain 12.94% promissory note issued by GSI Group Corporation to GSI Group Limited, dated as of July 25, 2008 (the “GSI UK Note”), will be exchanged for new senior secured notes of GSI Group Corporation, as reorganized (“Reorganized GSI”), in a principal amount of $120.5 million (the “New Senior Secured Notes”) and 58.9% of the Debtors’ equity. Holders of the Senior Notes and GSI UK Note will share pro-rata in both the New Senior Secured Notes and Debtor’s equity. The holders of the Senior Notes and the GSI UK Note will be allocated $110 million and $10.5 million of the $120.5 million New Senior Secured Notes, respectively. The 58.9% equity in the Debtors’ will be allocated 53.8% and 5.1% to the holders of the Senior Notes and the GSI UK Note, respectively. Due to the fact that the holder of the GSI UK Note is wholly-owned foreign subsidiary of Holdings, the note and resulting fees and interest associated with its pro-rata share is not reflected as debt or cash disbursements in the Projections of the Company as it is intercompany and eliminated in consolidation.

2.	Inherent Uncertainty of the Projections.

The Projections should be read in conjunction with the assumptions and qualifications set forth herein, the footnotes included in the Projections and the Debtors’ historical consolidated financial information (including the notes and schedules thereto). The Projections cover the operations of the Reorganized Company through 2014. The Projections are based on numerous assumptions, including confirmation and consummation of the Modified Plan in accordance with its terms; realization of the operating strategy of the Reorganized Company; industry performance; no material adverse changes in applicable legislation or regulations, or the administration thereof, or generally accepted accounting principles; general business and economic conditions; competition; retention of key management and other key employees; absence of material contingent or unliquidated litigation, indemnity, or other claims; and other matters, many of which will be beyond the control of the Reorganized Company, and some or all of which may not materialize.

Additionally, to the extent that the assumptions inherent in the Projections are based upon future business decisions and objectives, they are subject to change. Although the Projections are presented with numerical specificity and are based on reasonable expectations developed by the Debtors’ management, the assumptions and estimates underlying the Projections are subject to significant business, economic, and competitive uncertainties and contingencies, many of which will be beyond the control of the Reorganized Company. Accordingly, the Projections are only estimates and are necessarily speculative in nature. It is expected that some or all of the assumptions in the Projections will not be realized and that actual results will vary from the Projections. Such variations may be material and may increase over time. In light of the foregoing, readers are cautioned not to place undue reliance on the Projections. The projected financial information contained herein should not be regarded as a representation or warranty by the Company, the Debtors, the Debtors’ advisors, or any other person that the Projections can or will be achieved.

The Projections were not prepared in accordance with standards for projections promulgated by the American Institute of Certified Public Accountants or with a view toward compliance with published guidelines of the Securities and Exchange Commission (“SEC”) regarding projections or forecasts. When an entity emerges from Chapter 11 bankruptcy, the emerging entity is a new legal entity. The new legal form of the emerging entity does not, however, dictate the accounting treatment as either a new or continuing entity. The Reorganized Company may qualify for fresh start accounting. Fresh start accounting represents a change in the historical book basis of the assets and liabilities of the reconstituted entities if the reorganization value of the assets is less than the post-petition liabilities and allowed claims and if the pre-petition shareholders lose control of the reconstituted entity by receiving less than 50% of the voting shares of the emerging entity. If either condition is not met, a new reporting entity is not created for accounting purposes and fresh start accounting is not applicable. The Consolidated Balance Sheet included in the Projections does not reflect fresh start accounting due to the inherent uncertainty of the accounting entries that would be required. Therefore, final entries to convert the debt to equity could cause the ultimate audited balance sheet to differ significantly from that reflected in the Projections. However, any required entries for fresh start accounting are not expected to impact cash balances significantly. Moreover, the Projections have not been audited, reviewed or compiled by the Debtors’ independent public accountants.

3.	Special Note Regarding Forward Looking Statements.

Certain statements in these Projections are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements contained in these Projections that do not relate to matters of historical fact should be considered forward-

looking statements, and are generally identified by words such as “expect,” “intend,” “anticipate,” “estimate,” “plan,” “believe,” “will,” “project,” “budget,” “forecast,” “predicts,” “potential” “may,” “could,” “should” and other similar expressions. These forward-looking statements include, but are not limited to, statements related to: the terms of the Modified Plan including the impact and the results thereof; the Projections and the underlying assumptions related thereto; and other statements that are not historical facts. These forward looking statements contain estimates and involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward looking statements, including, but not limited to, the following: the Company’s ability to continue as a going concern, the ability of the Company to reach agreement on definitive documentation and successfully complete the transactions contemplated by the Modified Plan; the outcome of the Company’s Chapter 11 bankruptcy proceedings, including whether or not the proposed Modified Plan is ultimately approved by the Court and the final terms thereof; the potential adverse impact of the Chapter 11 bankruptcy proceedings on the Company’s business, financial condition or results of operations; the occurrence of any event, change or other circumstance that could give rise to the termination of the amended plan support agreement pursuant to which holder of Senior Notes have agreed to support the Modified Plan; the completion and outcome of the Company’s financial restatements and review of financial results; the risk that final results of the Company’s financial restatements could change the Projections; changes in business strategy, policy or other decisions by the Company’s reorganized board of directors following emergence from the Chapter 11 bankruptcy proceedings and the risk that such changes could materially impact the Projections; the Company’s ability to complete and file its delayed periodic reports with the SEC on a timely basis; the highly speculative nature of the Projections; the highly unpredictable nature of the semiconductor and electronics materials processing industry; deteriorating market conditions; the effect of the current financial and economic crises on credit markets, financial institutions, customers, suppliers and consumers; the Company’s ability to manage its significant indebtedness in light of current economic and business conditions; the results of the proposed restructuring including the issuance of a substantial amount of equity securities in exchange for a portion of the Company’s current indebtedness and the dilutive impact of such issuance, and the incurrence of additional material obligations as part of any such restructuring; the Company’s ability to reduce operating expenses and achieve anticipated cost reductions and savings; the Company’s ability to grow and increase profitability; future liquidity and valuation of auction rate securities; changes in accounting standards; failures of the Company to properly identify the timing of when revenue should be recognized; the Company’s ability to quickly increase manufacturing capacity and promptly respond to fluctuating product demands; the Company’s need to invest in research and development; the Company’s ability to develop and deliver new competitive technology and enhancements and customer acceptance thereof; failure to identify and manage weaknesses in internal controls; the effects of competition; risks related to consolidation of operations and the integration of operations and employees of acquired businesses, including Excel Technology, Inc.; the Company’s inability to recognize synergies of acquired businesses, including Excel; the Company’s ability to regain listing of the Company’s shares on Nasdaq; and the risks of existing and future litigation and governmental or other regulatory inquiry or proceedings arising out of or related to the Company’s revenue recognition practices. Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect the Company’s operating results and financial condition are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and in the Company’s subsequent filings with the SEC made prior to or after the date hereof. Such statements are based on the Company’s management’s beliefs and assumptions and on information currently available to the Company’s management. The Company disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document. The information included in these Projections is not intended as and should not be viewed as a substitute for full financial statements.

GSI Group Inc.

Consolidated Balance Sheet Projections

Unaudited—Before Restatement

(in thousands)	Unaudited 2009	Projected
		2010	2011	2012	2013	2014
ASSETS
Current Assets
Cash and cash equivalents	$63,339	$37,968	$52,217	$52,164	$52,709	$52,385
Accounts Receivable, Net of Allowances	48,870	53,866	59,380	61,149	61,108	64,450
Inventories	64,034	69,976	73,080	70,963	71,189	71,683
Deferred Tax Asset	11,155	11,155	11,155	11,155	11,155	11,155
Other Current Assets	17,188	15,730	10,730	1,730	1,730	1,730

Total Current Assets	204,586	188,694	206,562	197,161	197,891	201,402

PP&E	48,557	44,999	43,190	44,247	43,645	41,223
Deferred Tax Asset	15,997	15,997	15,997	15,997	15,997	15,997
Other Assets	6,452	1,630	1,630	1,630	1,630	1,630
Long-term Investments	11,503	11,503	11,503	11,503	11,503	11,503
Net Intangibles and Goodwill	99,574	91,251	83,889	78,011	72,133	66,342

Total Assets	$386,668	$354,073	$362,770	$348,548	$342,798	$338,097

LIABILITIES & STOCKHOLDER EQUITY
Current Liabilities
Accounts Payable	$15,986	$19,081	$21,767	$22,644	$22,544	$23,309
Accrued Expenses	30,609	24,267	24,267	24,267	24,266	24,266

Total Current Liabilities	46,595	43,348	46,034	46,911	46,810	47,574

Long Term Debt	188,967	110,000	103,000	68,000	40,000	4,000
Deferred Tax Liabilities	59,423	59,423	59,423	59,423	59,423	59,423
Other Long Term Liabilities	10,565	10,565	10,565	10,565	10,565	10,565

Total Liabilities	305,551	223,337	219,023	184,900	156,799	121,563

Total Stockholders' Equity	81,117	130,736	143,748	163,648	186,000	216,534

Total Liabilities and Stockholders' Equity	$386,668	$354,073	$362,770	$348,548	$342,798	$338,097

See Accompanying Notes to the Consolidated Financial Statement Projections

GSI Group Inc.

Consolidated Income Statement Projections

Unaudited—Before Restatement

(in thousands)	Unaudited 2009	Projected
		2010	2011	2012	2013	2014
Sales	$228,050	$284,221	$326,791	$342,350	$342,252	$357,564

Cost of Sales	140,834	165,186	186,230	193,724	194,479	201,469

Gross Margin	87,216	119,035	140,562	148,626	147,773	156,095
% of Revenue	38.2%	41.9%	43.0%	43.4%	43.2%	43.7%

Operating Expenses:
Research and Development	27,070	29,665	31,157	32,431	32,944	34,014
Sales and Marketing	31,690	35,246	36,786	38,258	39,593	40,307
General and Administrative	28,525	32,066	33,758	35,732	34,218	35,192
Amortization of Intangibles	9,596	8,323	7,362	5,878	5,878	5,791

Total Operating Expenses	96,881	105,299	109,063	112,299	112,632	115,304

Adjusted Operating Income	(9,665)	13,735	31,499	36,328	35,141	40,790

Add-backs:
SFAS 123R	2,144	0	0	0	0	0
Amortization of intangibles	9,596	8,323	7,362	5,878	5,878	5,791
Depreciation	8,669	6,875	6,875	6,875	5,675	5,675

Adjusted EBITDA	10,744	28,933	45,736	49,080	46,693	52,257

Non-Recurring:
Restructuring / Investigation / Restatement Costs	29,293	28,603	0	0	0	943

Operating Profit	(38,958)	(14,868)	31,499	36,328	35,141	39,848

Other (Income) / Expense:
Other (Income) / Expense	(1,983)	(75)	0	0	0	0
Interest Expense	25,105	8,989	13,046	10,474	6,615	2,695

Income Before Taxes	(62,080)	(23,782)	18,453	25,854	28,526	37,153

Tax Expense / (Benefit)	328	744	5,441	5,953	6,175	6,619

Net Income / (Loss)	($62,408)	($24,526)	$13,012	$19,901	$22,351	$30,534

See Accompanying Notes to the Consolidated Financial Statement Projections

GSI Group Inc.

Consolidated Cash Flow Projections

Unaudited—Before Restatement

(in thousands)	Projected
	2010	2011	2012	2013	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income / (Loss)	($24,526)	$13,012	$19,901	$22,351	$30,534

Adjustments to Reconcile Net Income / (Loss) to Net Cash Flow from Operations:
Depreciation & Amortization	15,198	14,237	12,753	11,553	11,466
Stock Based Compensation	0	0	0	0	0

Changes in Assets and Liabilities:
Accounts Receivable	(4,996)	(5,514)	(1,769)	41	(3,342)
Inventory	(5,942)	(3,104)	2,117	(226)	(495)
Income Tax Receivable	1,458	5,000	9,000	0	0
Accounts Payable	3,096	2,686	877	(100)	765
Accrued Expenses	(6,342)	0	0	0	0

Net Cash Provided by Operating Activities	(22,054)	26,316	42,879	33,618	38,928

CASH FLOWS FROM INVESTING ACTIVITIES
Property, Plant and Equipment	(3,317)	(5,067)	(4,432)	(5,073)	(3,253)
Leasehold Improvements	0	0	(3,500)	0	0
Proceeds from Sale of Auction Rate Securities	0	0	0	0	0
Proceeds from Sale of Rugby UK Building	0	0	0	0	0

Net Cash Used by Investing Activities	(3,317)	(5,067)	(7,932)	(5,073)	(3,253)

CASH FLOWS FROM INVESTING ACTIVITIES
Principal Payments on Long-term Debt	0	(7,000)	(35,000)	(28,000)	(36,000)

Net Cash Used by Investing Activities	0	(7,000)	(35,000)	(28,000)	(36,000)

Net Increase / (Decrease) in Cash	(25,371)	14,249	(53)	545	(325)

Cash & Cash Equivalents Beginning of Year	63,339	37,968	52,217	52,164	52,709

Cash & Cash Equivalents End of Year	$37,968	$52,217	$52,164	$52,709	$52,385

See Accompanying Notes to the Consolidated Financial Statement Projections

Notes to the Financial Projections

The Debtors developed the Projections contained herein based on the following assumptions, among others:

(a)	The Projections assume emergence from the Chapter 11 Cases with a confirmed Modified Plan on April 30, 2010.

(b)	Restatement of Previously Issued Consolidated Financial Statements. Between December 4, 2008 and August 31, 2008, Holdings filed Current Reports on Form 8-K with the SEC that disclosed, among other things, that Holdings had identified errors related to the incorrect timing in the recognition of revenue from transactions in its Semiconductor Systems and Precision Technology business segments and that its previously issued interim and annual historical financial statements for 2008, 2007 and 2006 should not be relied upon. The majority of the errors related to multiple-element arrangements for which objective and reliable evidence of fair value did not exist for one or more of the undelivered elements, the determination of fixed and determinable consideration, and the determination of customer acceptance. The adjustments to correct the errors generally resulted in sales and their related costs being deferred. The Company is working diligently to complete the restatement of its previously issued interim and annual financial statements for fiscal years 2006, 2007 and 2008 (the “Restatements”). The Projections do not reflect the impact of the Restatements.

(c)	Asset Impairment Charge. As a result of the decline in the Company’s businesses during the second half of 2008, the Company initiated an evaluation of the carrying value of its goodwill, intangible assets and fixed assets and determined that those assets had been impaired. The Company currently expects to record an impairment charge in the range of $205 million to $220 million in the fourth quarter of 2008. The Projections reflect an unaudited estimated impact of the asset impairment.

(d)	General Economic and Market Conditions. The Projections were prepared assuming that economic conditions in the markets served by the Debtors improve over the next five years from current economic conditions.

(e)	Revenue. Revenue is based on the Debtors’ current view of its ability to leverage their position in the markets it serves and the recovery and performance of those markets through 2014.

(f)	Cost of Goods Sold. Cost of goods sold includes variable costs and fixed manufacturing expenses associated with product development such as direct materials, direct labor, inventory provisions, warranties and overhead. The Projections assume gross margins increase from 38.2% (2009) to 43.7% (2014) as the Reorganized Company realizes the benefit of increased revenues and the careful management of fixed costs.

(g)	Operating Expenses. Operating expenses (“Opex”) include, but are not limited to, expenses such as sales and marketing, research and development, general and administrative expenses, depreciation of fixed assets and amortization of intangible assets. Opex excludes costs incurred in connection with the preparation and filing of the Modified Plan, the review and investigation of revenue transactions examined in connection with restatement of the Company’s previously issued financial statements and other non-recurring expenses. Opex is projected to increase from approximately $96.9 million (2009) to approximately $115.3 million (2014), a compounded annual growth rate of 3.5%, as the Reorganized Company expect to leverage the cost structure to maximize profitability.

(h)	Interest Expense and Income. Interest expense represents the interest associated with the New Senior Secured Notes issued upon the Debtors’ emergence from bankruptcy. The Projections assume the New Senior Secured Notes pay interest at 12.25% per annum during the term of four years from date of issuance, or May 1, 2010 to April 30, 2014. This interest rate assumes cash pay and could be increased to 13.0% per annum if Reorganized GSI elects to accrue interest. The Projections reflect payment of accrued pre-petition interest on the Senior Notes at plan effective date of approximately $6.0 million.

(i)	Non Recurring Expenses. Non-recurring expenses represent one-time expenses and include costs incurred in connection with the preparation and bankruptcy filing of the Modified Plan, administration of the bankruptcy, confirming the Modified Plan, debt restructuring costs, the review and investigation of revenue transactions examined in connection with restatement of the Company’s previously issued financial statements and other non-recurring expenses. These costs are all reflected in the Projections as an expense in 2010. Final accounting of these costs will ultimately be dependent on review of the transaction by the Company’s public accountants and may differ.

(j)	Income Taxes. The Projections assume that the Reorganized Company will have future cash income tax liability of $26.3 million over the period covered by the Projections. These estimates were prepared based on certain assumptions for the Restatements, foreign subsidiary operations, differences in book and taxable income, utilization of NOL and 163(j) carry-forward amounts as well as other assumptions. Final audited restated results and preparation of final tax returns could result in the actual tax liability being significantly different than those reflected in these Projections.

(k)	Tax Refunds. The Projections assume that the Reorganized Company will receive tax refunds totaling $15.5 million over the period covered by the Projections. These amounts are based on estimates prepared by the Company and reflect assumptions regarding amounts of Restatements and final outcomes of audits on various amended tax returns. Final audits of restated results and outcomes of audits of amended tax returns could cause the actual refunds to differ significantly from those reflected in the Projections.

(l)	Capital Expenditures. The Projections include capital expenditures as estimated by the Company. Overall, projected annual capital expenditures as a percentage of revenues range from a low of 0.7% in 2009 to a high 1.6% in 2011 during the period covered by the Projections.

(m)	Sale of Rugby, UK Building. During the fourth quarter of fiscal 2009, the Company sold a building in Rugby, UK for net cash proceeds of approximately $3.1 million.

(n)	Sale of Auction Rate Securities. During fiscal 2009, the Company sold Auction Rate Securities (“ARS”) for net cash proceeds of approximately $16.7 million. ARS with face value of $13 million and an estimated fair value of approximately $11.3 million are included in long-term investments on the Company’s consolidated balance sheet throughout the projection period.

(o)

New Senior Secured Notes. Pursuant to the Modified Plan, New Senior Secured Notes in the amount of 120.5 million maturing in 2014 will be issued to the holders of the Senior Notes and GSI UK Notes. Reorganized GSI has the option to pay interest on the New

Senior Secured Notes at either 12.25% per annum in cash, or 13.0% paid in kind, depending on the ratio of earnings to fixed charges (as described in the New Indenture). In addition, the New Senior Secured Notes provide that an additional 2% interest paid in kind becomes payable if the Restatements are not completed within six months from the Reorganized Debtors’ emergence from the Chapter 11 Cases or if the common shares of Reorganized Holdings cease to be listed on an eligible market after such six-month period and Holdings does not elect to delist its common shares from such eligible market and deregister them under Section 12(g) of the Securities Exchange Act of 1934, as amended. The Projections assume Reorganized GSI pays cash interest throughout the post emergence period. The New Senior Secured Notes will be secured by a first priority lien on 66 2/3% of the stock of certain of Reorganized Holdings’ direct and indirect foreign subsidiaries and substantially all the other assets of Holdings, as reorganized (“Reorganized Holdings”), Reorganized GSI and certain of Holdings’ subsidiaries that are guarantors under the New Senior Secured Notes (the “Subsidiary Guarantors”). In addition, payment of interest and principal on the New Senior Secured Notes will be guaranteed by Reorganized Holdings and the Subsidiary Guarantors. Due to the fact that the holder of the GSI UK Note is wholly-owned foreign subsidiary, the note and resulting fees and interest associated with its pro-rata share is not reflected as debt or cash disbursements in the Projections of the Company as it is intercompany and eliminated in consolidation.

(p)	Principal Payments on New Senior Secured Notes. Though not required under the terms of the New Senior Secured Notes, the Projections assume any cash balances in excess of approximately $50 million are used to pre-pay outstanding principal of the New Senior Secured Notes.

(q)	Maturity of New Senior Secured Notes. Under the Modified Plan, the maturity date of the New Senior Secured Notes is four years from date of issuance. Assuming an effective date of April 30, 2010, the maturity date would be April 30, 2014. As a result of the projected voluntary principal payments, the projected principal balance of the New Senior Secured Notes allocated on a pro rata basis to the holders of the Senior Notes is $40 million at December 31, 2013. For purposes of presentation the Projections assume that balance is paid down another $35 million in the annual period of 2014. Although the Projections do not anticipate the outstanding balance to be paid by maturity, the balance will be sufficiently low enough to be readily re-financed based on the projected earnings and debt coverage.